TWELFTH AMENDMENT TO CREDIT AGREEMENT

     THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment")is dated as of March 24, 2000 by and between WHITEFORD FOODS VENTURE, L. P., a Texas limited partnership (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent")for the Lenders under the below-defined Credit Agreement, THE FIFTH THIRD BANK OF WESTERN OHIO, an Ohio state banking corporation, and PNC BANK, NATIONAL ASSOCIATION, a national banking association (each individually a "Lender" and collectively, the "Lenders").

                                   WITNESSETH:

     WHEREAS, the Borrower, the Agent and the Lenders entered into a Credit Agreement dated June 13, 1994, which was subsequently amended by an Amendment to Credit Agreement dated March 3 1, 1995, a Second Amendment to Credit Agreement dated April 20, 1995, a Third Amendment to Credit Agreement dated July 11, 1995, a Fourth Amendment to Credit Agreement dated November 7, 1995, a Fifth Amendment and Waiver Agreement dated May 9, 1996, a Sixth Amendment to Credit Agreement dated as of June 30, 1997, a Seventh Amendment and Waiver Agreement dated as of March 26, 1998, an Eighth Amendment to Credit Agreement dated July 1, 1998, a Ninth Amendment to Credit Agreement dated as of May 3, 1999, a Tenth Amendment to Credit Agreement dated as of November 1, 1999 and an Eleventh Amendment to Credit Agreement dated as of January 1, 2000 (collectively, the "Credit Agreement")which evidences the Borrower's obligations for one or more loans or other extensions of credit (the "Obligations'.'); and

     WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Credit Agreement as provided for below;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. The Credit Agreement is amended as follows:

     1.1 Section 2.1(c)of the Credit Agreement is deleted in its entirety and replaced with the following: "Subject to the Default Rate, all Revolving Loans outstanding from time to time shall bear interest at a rate per annum of 1%plus the Prime Rate of Agent; provided, however, that the aggregate outstanding balance of Revolving Loans in excess of $2,500,000 will bear interest at a rate per annum of 2%plus the Prime Rate of Agent."

     1.2 Section 2.1(e)of the Credit Agreement is amended to delete "March 31, 2000" from the first sentence thereof and to insert "June 30, 2000" in its place.

     1.3 The first sentence of Section 2.8 of the Credit Agreement is amended in its entirety as follows:

          "For purposes of this Agreement, the term "Borrowing Base" shall mean an amount equal to the sum of (i)85%of the net amount of "Eligible Accounts Receivable," as hereinafter defined, plus (ii)50%of the value of Borrower's "Eligible Inventory," as hereinafter defined, but in no event shall the amount of Eligible Inventory for purposes of determining the Borrowing Base exceed $1,250,000.00, &(iii)the applicable Overadvance Amount (as defined below). As used herein, "Overadvance Amount" will mean (A)$900,000.00 from the date of the Twelfth Amendment to Credit Agreement through April 30,2000,
          (B)$800,000.00 during the period of May 1, 2000 through May 3 1, 2000 and (C)$700,000.00 from and after June 1, 2000, subject to the right of the Lenders to reduce the Overadvance Amount in their sole discretion."

     1.4 The third sentence of Section 4.9 (Fiscal Year; Partnership Interests; Distributions)of the Credit Agreement is amended in its entirety as follows: "The Borrower will not declare or pay any distributions to its partners or redeem any partnership interests; provided that for the fiscal year ending December 31, 1999, the Borrower may make distributions to its partners in an aggregate amount not to exceed S 132,000."

     1.5 Effective as of December 3 1, 1999, Section 4.12 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "4.12 Cash Flow Coverage Ratio. The Borrower will not permit the ratio of the Borrower's Cash Flow to the Borrower's Current Maturities of Long Term Debt plus interest expense plus distributions to the Borrower's partners to be less than the following: (i)0.55 to 1.0 for the 12-month period ending December 3 1, 1999; (ii)0.50 to 1 .O for the 3-month period ending March 3 1, 2000; (iii)1 .O to 1 .O for the 6-month period ending June 30, 2000; (iv)1.25 to 1.0 as of September 30, 2000 (calculated on a 12-month trailing basis)or (v)1.25 to 1 .O as of October 3 1,200O and as of the end of each month thereafter'in each case calculated on a 12-month trailing basis."

     1.6 Effective as of December 31, 1999, Section 4.13 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "4.13 Current Ratio. The Borrower will not pennit the ratio of the Borrower's Current Assets to the Borrower's Current Liabilities to be less than 1 .O to 1 .O at any time."

     1.7 Effective as of December 3 1, 1999, Section 4.15 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "4.15 Minimum Tangible Net Worth. The Borrower will not permit the Borrower's Tangible Net Worth plus Subordinated Indebtedness to be less than $7,800,000.00 at any time."

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
     1.8 Effective as of December 31, 1999, Section 4.23 of the Credit Agreement is deleted in its entirety and replaced with the following:

          "4.23 Canital Exnenditures. The Borrower will not make Capital Expenditures which, when calculated in accordance with generally accepted accounting principles, would exceed $250,000 in the aggregate duringany fiscal year; provided that for the fiscal year ending December 3 1, 1999, Borrower may make Capital Expenditures in an aggregate amount not to exceed $[801,000]. Unexpended amounts from the prior fiscal year may not be carried forward to the next fiscal year."

2.   Each Lender waives any defaults under Sections 4.9,  4.12,  4.13,  4.15 and
     4.23 of the Credit Agreement occurring prior to the date of this Amendment and specifically disclosed to the Agent in writing. The waivers set forth in this Section 2 will relate only to the specific matters covered hereby and in no event will any Lender be under any obligation to provide additional waivers with regard to those items or any other provision of the Credit Agreement, any Note or any of the other Loan Documents.

3. Any and all references to the Credit Agreement in any other Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Credit Agreement.

4. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

5. The Borrower hereby represents and warrants that (a)all of its representations and warranties in the Loan Documents are true and correct, and (b)this Amendment has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

6. The Borrower acknowledges and agrees that the Lenders shall have no further obligation to make advances under the Revolving Loans and may in their sole discretion, immediately terminate the Revolving Loans, accelerate payment of the outstanding principal balance of the Revolving Note and exercise all of their rights and remedies under the Credit Agreement and each of the other Loan Documents without any further prior notice to the Borrower.

7. The Borrower and the Lenders agree that no forbearance, delay or inaction by the Lenders in the exercise of their rights and remedies, and no continuing performance by the Lenders or the Borrower under the Credit
     Agreement: (a)shall constitute (i)a modification or an alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, all of which remain in full force and effect; or (ii)a waiver, release or limitation upon the Lenders'exercise of any of their rights and remedies thereunder, all of which are hereby expressly reserved; or
     (b)shall relieve or release the Borrower in any way from any of its duties, obligations, covenants or agreements under the Credit Agreement or the other Loan Documents or from the consequences of the Events of Default described above or any other Event of Default thereunder or (c)shall obligate the Lenders to continue to make advances in the future under the Revolving Loans or the Credit Agreement. Further, the Lenders are not obligated to waive the Events of Default described above or any other Events of Default or defaults, whether now existing or which may occur after the date of this Amendment.

8. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect.

9. The Borrower represents and warrants that it does not have any claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims")against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties"), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Amendment, the Borrower on behalf of itself and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the date of this Amendment or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Loans.

10. This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns.

11. Except as amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect. The Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions.

 Executed as of the date first written above.

                                     WHITEFORD FOODS VENTURE, L. P.,
                                     a Texas limited partnership

                                     By: G/W FOODS, INC., its general partner,
                                         a Texas corporation .


                                     By: /s/Albert D. Greenaway
                                     --------------------------
                                     Print Name: Albert D. Greenaway
                                     Title:  President


                   PNC BANK, NATIONAL ASSOCIATION, as Agent

                   By: /s/Timothy P. Kelly
                   ----------------------
                   Print Name: Timothy P. Kelly
                   Title: Vice President


                   FIFTH THIRD BANK OF WESTERN OHIO,
                   as a Lender

                   By: /s/Patty Hable
                   ------------------
                   Print Name: Patty Hable
                   Title: Vice President


                   PNC BANK, NATIONAL ASSOCIATION,
                   as a Lender

                   By: /s/Timothy P. Kelly
                   -----------------------
                   Print Name: Timothy P. Kelly
                   Title: Vice President

 STATE OF Ohio       )
                     )  ss:
 COUNTY OF Darke     )

     The foregoing instrument was acknowledged before me this 28th day of March, 2000 by Albert D. Greenaway a duly authorized officer of G/W Foods, Inc., a Texas corporation, on behalf of the corpora; ion as general partner of Whiteford Foods Venture, L. P., a Texas limited partnership.


                                            /s/Sharon K. Henry
                                            ------------------
                                            Printed Name: Sharon K. Henry
                                            Notary Public
                                            My commission expires: Mav 4, 2000



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